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                                                                EXHIBIT 99.1



[GRAPHIC OMITTED]

60 East 42nd Street                               FOR IMMEDIATE RELEASE
New York, NY 10165
212-716-2000


                      EDO Completes Acquisition of CAS Inc

           Triples Revenue from Professional and Engineering Services

NEW YORK - Sept. 6, 2006 - EDO Corporation (NYSE: EDO) today completed the acquisition of CAS Inc, a privately-held company that provides engineering services, logistics support, and weapons-systems analysis to the Department of Defense.

The previously announced purchase price of $175.6 million was funded from EDO's current cash balance, plus a $100 million borrowing from the company's bank-credit facility, and 214,574 shares of restricted common shares. The acquisition will be immediately accretive to EDO's earnings.


"With the acquisition of CAS, we are tripling the size of our professional and engineering services business and substantially increasing our scope of work with the Army," said EDO Chief Executive Officer James M. Smith.

"We are adding an excellent, well-respected work force and management team, with a shared commitment to excellence. Like EDO, CAS has products and services that are highly engineering driven, and will greatly strengthen our position in strategically important markets."

For example, CAS provides system engineering and analysis support for theater missile defense, air defense, aviation, and land-combat missile systems, such as the PATRIOT missile program. The current PATRIOT support contract, valued at $377 million, was awarded in October 2003 and extends until October 2008.

CAS is a premier full service provider based in Huntsville, Ala., a growing center for the missile-defense, aviation, and logistics programs of its largest customer, the United States Army. It has approximately 1,000 employees operating in 13 states, as well as on military bases worldwide. Revenue for the 12 months ended March 31, 2006 was $184.3 million. Revenue has grown steadily since the company's founding in 1979, with annual growth averaging more than 18 percent over the past five fiscal years.


"We expect the CAS team to play a major role along side our current Professional and Engineering Services team in executing our combined professional services operational strategy," continued Smith. The combined operation will be headed by Charles Vaughn, who has been president of the Tactical Systems Group at CAS. The company will become part of EDO's Engineered Systems and Services reporting segment.


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About EDO Corporation
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EDO Corporation designs and manufactures a diverse range of products for defense, intelligence, and commercial markets. Major product groups include:
Professional and Engineering Services, Defense Electronics, Communications, Aircraft Armament Systems, Undersea Warfare, and Integrated Composite Structures. EDO's advanced systems are at the core of the transformation to lighter, faster, and smarter defense capabilities. With headquarters in New York, EDO Corporation (www.edocorp.com) employs 4,000 people worldwide. The company was founded in 1925 and had revenues of $648 million in 2005.


Forward-Looking Statements

Certain statements made in this release, including statements about future revenue and revenue growth, future earnings, and anticipated financing arrangements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the company's products and services, product mix, the timing of customer orders and deliveries, the impact of competitive products and services and pricing, and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


Contacts:


William A. Walkowiak, CFA                         Sara Banda
Director of Investor Relations                    Media Relations
(212) 716-2038                                    (212) 716-2071
ir@edocorp.com                                    media@edocorp.com



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